Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GANNETT CO., INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Gannett Co., Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

1.Article First of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

FIRST: The name of the Corporation is USA TODAY Co., Inc.

2.The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

3.This Certificate of Amendment shall be effective as of 7:00 a.m. Eastern time on November 18, 2025.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned authorized officer this 14th day of November 2025.

GANNETT CO., INC.

By:    /s/ Michael E. Reed
Name: Michael E. Reed
Title: Chief Executive Officer and President